UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2022

US Foods Holding Corp.
(Exact name of registrant as specified in its charter)
Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9399 W. Higgins Road, Suite 100 Rosemont, IL 60018 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code:
(847) 720-8000

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	USFD	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, the board of directors (the “Board”) of US Foods Holding Corp. (the “Company”) announced that it has appointed two independent directors, Marla Gottschalk and Quentin Roach, to the Company’s Board, effective immediately. Ms. Gottschalk has been appointed as a member of the Board’s Nominating and Corporate Governance Committee and Mr. Roach has been appointed as a member of the Board’s Compensation Committee. In connection with such appointments, the size of the Board has increased from 10 to 12 directors.

There are no arrangements or understandings between Ms. Gottschalk or Mr. Roach and any other persons pursuant to which either Ms. Gottschalk or Mr. Roach was selected to serve as a director of the Company. Neither Ms. Gottschalk nor Mr. Roach has been a party to any transactions required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. Ms. Gottschalk and Mr. Roach will receive compensation consistent with the Company’s compensation program for non-employee directors.

In addition, John Lederer has informed the Company that he intends to retire from the Board and will not stand for reelection at the Company’s 2022 annual meeting of shareholders (the “Annual Meeting”). His retirement will become effective as of the Annual Meeting, at which time the size of the Board will decrease from 12 to 11 directors. Mr. Lederer’s determination not to stand for reelection is not the result of any disagreement between him and the Company, its management, board of directors or any committee thereof, or any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On March 29, 2022, the Company issued a press release announcing that it has filed its preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by US Foods Holding Corp., dated March 29, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Foods Holding Corp.

Date: March 29, 2022	By:	/s/ Kristin M. Coleman
		Name:	Kristin M. Coleman
		Title:	Executive Vice President, General Counsel and Chief Compliance Officer